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                                                                   Exhibit 23(a)





                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Libbey Inc. 2002 Employee Stock Purchase Plan of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Libbey Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP



Toledo, Ohio
May 21, 2002